UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITES EXCHANGE ACT OF 1934


Date of Report (Date of earliest events reported) September 21, 2000
                                                  -----------------------
                                                  September 14, 2000
                                                  -----------------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-0019030
 ---------------------------     Commission              ----------------------
(State or Other Jurisdiction     File Number 1-6986        (I.R.S. Employer
     of Incorporation)                       ------      Identification) Number)



  Alvarado Square, Albuquerque, New Mexico                      87158
  ----------------------------------------                      -----
  (Address of principal executive offices)                    (Zip Code)



                                 (505) 241-2700
                                 --------------

              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

The following is a press release recently issued by the Company and is being filed herewith as current event.

PNM Projects Strong Third Quarter, Ups Earnings Estimate for 2000, 2001

ALBUQUERQUE, N.M. September 14, 2000 - PNM, Public Service Company of New Mexico (NYSE:PNM) today raised its earnings estimates for the third quarter, for 2000 and for 2001. An exceptionally strong wholesale power market, additional generating capacity and warmer than normal temperatures are expected to boost ongoing earnings (before any one-time items) to between 85 and 90 cents per share for the third quarter.

"We have revised our earnings forecast upward substantially for the quarter, for this year, and for next year," said PNM President and Chief Executive Officer Jeff Sterba. "We now expect to earn on an ongoing basis between $2.30 and $2.40 per share in 2000, and from $2.40 to $2.50 per share in 2001."

The First Call consensus earnings estimate for PNM is currently 60 cents per share for the third quarter, $2.08 per share for 2000, and $2.25 per share in 2001. PNM plans to announce third quarter earnings on Wednesday, October 18, 2000.

The increase in anticipated earnings is primarily due to the profitability of PNM's wholesale power marketing business and to cost reductions. PNM wholesale power revenues totaled $193.4 million in July and August, an increase of nearly 90 percent over the same two months in 1999.

 "Our power trading desk has done an outstanding job of maximizing our opportunities in a volatile and extremely competitive marketplace," said Sterba. "At the same time, continued attention to operational excellence throughout the company has enabled us to meet the demands of both retail and wholesale customers while keeping the lid on costs.

"Through August, operations and maintenance expenses are running about 2.5 percent below last year, even though our electric power sales are nearly 18 percent above last year," Sterba said. "This focus on cost control is a key component of our anticipated success in 2000 and 2001, and will provide a platform for improvements far into the future."

In Albuquerque, cooling degree days (a measure of the variation in daily temperature above a norm of 65 degrees) increased 29 percent in July and August 2000, compared to the same two months last year. August marked the tenth month in a row where the average temperature has been at or above normal in the city, according to the National Weather Service, which reported that this past summer was the tenth warmest since 1892.

PNM expects several one-time items to add an estimated net earnings of 22 cents per share over the third quarter's revised earnings estimate. Those one-time items include a gain of 21 cents per share from settlement of a lawsuit, a gain of 8 cents per share from the reversal of reserves recorded for certain regulatory assets if a negotiated settlement of two pending gas rate cases is approved by regulators in the current quarter, and a charge of 7 cents per share in connection with acquisition of a new, long-term wholesale customer in July.

PNM operates a combined electric and gas utility serving approximately 1.3 million people in New Mexico and sells power on the wholesale market. Avistar, a wholly-owned subsidiary of PNM, operates an advanced meter servicing business in California and Nevada, offers energy and water management solutions for government and institutional clients in the Southwest, and is assisting e-commerce provider AMDAX.com in launching an Internet-based energy auction system. PNM stock is traded primarily on the NYSE under the symbol PNM.

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. Words such as "estimates," "expects," "anticipates," "plans," "believes," "projects," and similar expressions identify forward-looking statements. Accordingly, the Company hereby identifies the following important factors which could cause the Company's actual financial results to differ materially from any such results which might be projected, forecasted, estimated or budgeted by the Company in forward-looking statements: (i) adverse actions of utility regulatory commissions; (ii) utility industry restructuring; (iii) failure to recover stranded costs and transition costs; (iv) the inability of the Company to successfully compete outside its traditional regulated market; (v) the success of the Company's growth strategies particularly as it relates to PowerCo; (vi) regional economic conditions, which could affect customer growth; (vii) adverse impacts resulting from environmental regulations; (viii) loss of favorable fuel supply contracts or inability to negotiate new fuel supply contracts; (ix)
failure to obtain water rights and rights-of-way; (x) operational and environmental problems at generating stations; (xi) the cost of debt and equity capital; (xii) weather conditions; and (xiii) technical developments in the utility industry. For a more detailed discussion of these and other important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1999, and Form 10-Q for the quarter ended June 30, 2000 and the Company's various Form 8-K's filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PUBLIC SERVICE COMPANY OF NEW MEXICO
                                                    (Registrant)


Date:  September 21, 2000                         /s/ John R. Loyack
                                         ------------------------------------
                                                    John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                              (Officer duly authorized
                                                to sign this report)